Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Tower Bancorp, Inc:

Harrisburg, Pennsylvania

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-159647), and Form S-8 (No. 333-40661, 333-159638, 333-159639, and 333-167382) of Tower Bancorp, Inc. of our report dated May 29, 2009, relating to the 2008 consolidated financial statements of Graystone Financial Corp., which appear in this Annual Report on Form 10-K.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania

March 16, 2011